Exhibit 99.1
NVR, INC. ANNOUNCES THIRD QUARTER RESULTS

October 22, 2026, Reston, VA—NVR, Inc. (NYSE: NVR), one of the nation’s largest homebuilding and mortgage banking companies, announced net income for its third quarter ended September 30, 2026 of $248.6 million, or $89.45 per diluted share. For the third quarter ended September 30, 2026, net income and diluted earnings per share decreased 27% and 20%, respectively, when compared to 2025 third quarter net income of $342.7 million, or $112.33 per diluted share. Consolidated revenues for the third quarter of 2026 totaled $2.40 billion, compared to $2.61 billion in the third quarter of 2025.
For the nine months ended September 30, 2026, consolidated revenues were $6.61 billion, a 13% decrease from $7.61 billion reported for the same period of 2025. Net income for the nine months ended September 30, 2026 was $683.4 million, a decrease of 30% when compared to net income for the nine months ended September 30, 2025 of $976.0 million. Diluted earnings per share for the nine months ended September 30, 2026 was $240.54, a decrease of 24% from $315.33 per diluted share for the same period of 2025.
Homebuilding
New orders in the third quarter of 2026 decreased by 7% to 4,391 units, when compared to 4,735 units in the third quarter of 2025. The average sales price of new orders in the third quarter of 2026 was $442,100, a decrease of 5% when compared to the third quarter of 2025. The cancellation rate in the third quarter of 2026 was 21% compared to 19% in the third quarter of 2025. Settlements in the third quarter of 2026 decreased by 7% to 5,268 units, compared to 5,639 units in the third quarter of 2025. The average settlement price in the third quarter of 2026 was $445,900, a decrease of 2% when compared to the third quarter of 2025. Our backlog of homes sold but not settled as of September 30, 2026 increased on a unit basis by 10% to 10,121 units and increased on a dollar basis by 4% to $4.59 billion when compared to the respective backlog unit and dollar balances as of September 30, 2025.
Homebuilding revenues of $2.35 billion in the third quarter of 2026 decreased by 8% compared to homebuilding revenues of $2.56 billion in the third quarter of 2025. Gross profit margin in the third quarter of 2026 decreased to 18.3%, from 21.0% in the third quarter of 2025. Gross profit margin was negatively impacted by higher lot costs, pricing pressure due to continued affordability challenges and weak consumer sentiment, and by contract land deposit impairments totaling approximately $24.8 million. Income before tax from the homebuilding segment totaled $299.7 million in the third quarter of 2026, a decrease of 27% when compared to the third quarter of 2025.
Mortgage Banking
Mortgage closed loan production in the third quarter of 2026 totaled $1.38 billion, a decrease of 10% when compared to the third quarter of 2025. Income before tax from the mortgage banking segment totaled $35.0 million in the third quarter of 2026, an increase of 7% when compared to $32.7 million in the third quarter of 2025.

About NVR
NVR, Inc. operates in two business segments: homebuilding and mortgage banking. The homebuilding segment sells and builds homes under the Ryan Homes, NVHomes and Heartland Homes trade names, and operates in thirty-seven metropolitan areas in sixteen states and Washington, D.C. For more information about NVR, Inc. and its brands, see www.nvrinc.com, www.ryanhomes.com, www.nvhomes.com and www.heartlandluxuryhomes.com.
Some of the statements in this release made by the Company constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as “believes,” “expects,” “may,”

“will,” “should,” "could," or “anticipates” or the negative thereof or other comparable terminology. All statements other than of historical facts are forward-looking statements. Forward-looking statements contained in this document may include those regarding market trends, NVR’s financial position and financial results, business strategy, the outcome of pending litigation, investigations or similar contingencies, and projected plans and objectives of management for future operations. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of NVR to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements. Such risk factors include, but are not limited to the following: general economic and business conditions (on both a national and regional level); interest rate changes; access to suitable financing by NVR and NVR’s customers; increased regulation in the mortgage banking industry; the ability of our mortgage banking subsidiary to sell loans it originates into the secondary market; competition; the availability and cost of land and other raw materials used by NVR in its homebuilding operations; shortages of labor; the economic impact of a major epidemic or pandemic; weather related slow-downs; building moratoriums; governmental regulation; fluctuation and volatility of stock and other financial markets; mortgage financing availability; and other factors over which NVR has little or no control. NVR undertakes no obligation to update such forward-looking statements except as required by law.

NVR, Inc.
Consolidated Statements of Income
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Homebuilding:
Revenues	$2,349,284	$2,560,343	$6,463,934	$7,459,055
Other income	12,209	22,000	52,353	73,800
Cost of sales	(1,920,068)	(2,021,398)	(5,235,824)	(5,856,756)
Selling, general and administrative	(135,017)	(142,736)	(442,709)	(457,023)
Interest expense	(6,692)	(6,855)	(20,244)	(20,721)
Homebuilding income	299,716	411,354	817,510	1,198,355

Mortgage Banking:
Mortgage banking fees	53,146	49,162	145,915	152,296
Interest income	4,293	4,881	11,905	13,180
Other income	1,271	1,400	3,340	3,794
General and administrative	(23,470)	(22,397)	(72,750)	(73,515)
Interest expense	(268)	(327)	(897)	(900)
Mortgage banking income	34,972	32,719	87,513	94,855

Income before taxes	334,688	444,073	905,023	1,293,210
Income tax expense	(86,083)	(101,385)	(221,601)	(317,209)

Net income	$248,605	$342,688	$683,422	$976,001

Basic earnings per share	$93.49	$119.26	$251.99	$333.86

Diluted earnings per share	$89.45	$112.33	$240.54	$315.33

Basic weighted average shares outstanding	2,659	2,874	2,712	2,923

Diluted weighted average shares outstanding	2,779	3,051	2,841	3,095

NVR, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)
(unaudited)

	September 30, 2026	December 31, 2025
ASSETS
Homebuilding:
Cash and cash equivalents	$1,091,315	$1,883,844
Restricted cash	37,549	34,348
Receivables	54,560	32,742
Inventory:
Lots and housing units, covered under sales agreements with customers	1,941,337	1,410,695
Unsold lots and housing units	384,837	252,029
Land under development	21,792	39,312
Building materials and other	24,821	21,524
	2,372,787	1,723,560

Contract land deposits, net	916,747	851,458
Property, plant and equipment, net	109,860	103,770
Operating lease right-of-use assets	120,701	110,535
Other assets	359,355	349,306
	5,062,874	5,089,563
Mortgage Banking:
Cash and cash equivalents	34,071	32,642
Restricted cash	6,596	6,047
Mortgage loans held for sale, net	346,874	571,596
Property and equipment, net	7,256	7,727
Operating lease right-of-use assets	21,741	23,953
Other assets	86,538	125,402
	503,076	767,367
Total assets	$5,565,950	$5,856,930

NVR, Inc.
Consolidated Balance Sheets (Continued)
(in thousands, except share and per share data)
(unaudited)

	September 30, 2026	December 31, 2025
LIABILITIES AND SHAREHOLDERS' EQUITY
Homebuilding:
Accounts payable	$365,207	$259,244
Accrued expenses and other liabilities	306,013	376,976
Customer deposits	285,364	249,210
Operating lease liabilities	136,289	117,589
Senior notes	907,659	909,160
	2,000,532	1,912,179
Mortgage Banking:
Accounts payable and other liabilities	106,690	53,738
Operating lease liabilities	23,735	26,144
	130,425	79,882
Total liabilities	2,130,957	1,992,061

Commitments and contingencies

Shareholders' equity:
Common stock, $0.01 par value; 60,000,000 shares authorized; 20,555,330 shares issued as of both September 30, 2026 and December 31, 2025	206	206
Additional paid-in capital	3,255,240	3,155,367
Deferred compensation trust – 106,697 shares of NVR, Inc. common stock as of both September 30, 2026 and December 31, 2025	(16,710)	(16,710)
Deferred compensation liability	16,710	16,710
Retained earnings	17,070,191	16,386,769
Less treasury stock at cost – 17,911,054 and 17,755,943 shares as of September 30, 2026 and December 31, 2025, respectively	(16,890,644)	(15,677,473)
Total shareholders' equity	3,434,993	3,864,869
Total liabilities and shareholders' equity	$5,565,950	$5,856,930

NVR, Inc.
Operating Activity
(dollars in thousands)
(unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2026		2025		2026		2025
	Units	Average Price	Units	Average Price	Units	Average Price	Units	Average Price
New orders, net of cancellations:
Mid Atlantic (1)	1,641	$499.0	1,714	$529.7	5,639	$499.1	5,510	$525.1
North East (2)	232	$733.2	433	$647.1	1,091	$647.5	1,234	$664.6
Mid East (3)	891	$417.7	931	$431.9	3,260	$421.0	3,101	$425.0
South East (4)	1,627	$356.7	1,657	$368.6	6,024	$356.2	5,614	$361.8
Total	4,391	$442.1	4,735	$464.8	16,014	$439.6	15,459	$456.8

	Three Months Ended September 30,				Nine Months Ended September 30,
	2026		2025		2026		2025
	Units	Average Price	Units	Average Price	Units	Average Price	Units	Average Price
Settlements:
Mid Atlantic (1)	1,786	$501.4	2,008	$517.9	4,925	$510.2	6,159	$527.8
North East (2)	477	$603.7	420	$694.6	1,295	$624.9	1,365	$651.7
Mid East (3)	1,090	$432.5	1,200	$423.8	2,868	$430.7	3,295	$416.1
South East (4)	1,915	$362.6	2,011	$357.9	5,253	$362.9	5,428	$358.8
Total	5,268	$445.9	5,639	$454.0	14,341	$450.7	16,247	$459.1

	As of September 30,
	2026		2025
	Units	Average Price	Units	Average Price
Backlog:
Mid Atlantic (1)	3,874	$508.6	3,419	$539.7
North East (2)	769	$681.3	924	$676.0
Mid East (3)	2,025	$419.1	1,851	$431.3
South East (4)	3,453	$359.7	2,971	$379.1
Total	10,121	$453.0	9,165	$479.5

NVR, Inc.
Operating Activity (Continued)
(dollars in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Average active communities:
Mid Atlantic (1)	147	125	135	122
North East (2)	26	34	28	28
Mid East (3)	96	100	97	96
South East (4)	185	191	183	180
Total	454	450	443	426

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Homebuilding data:
New order cancellation rate	21.0%	19.4%	16.3%	17.1%
Lots controlled at end of period			185,300	175,300

Mortgage banking data:
Loan closings	$1,381,742	$1,539,781	$3,789,439	$4,527,982
Capture rate	85%	86%	85%	86%

Common stock information:
Shares outstanding at end of period			2,644,276	2,860,899
Number of shares repurchased	37,088	35,224	181,984	178,178
Aggregate cost of shares repurchased	$237,218	$276,405	$1,226,951	$1,331,212

(1)	Maryland, Virginia, West Virginia, Delaware and Washington, D.C.
(2)	New Jersey and Eastern Pennsylvania
(3)	New York, Ohio, Western Pennsylvania, Indiana and Illinois
(4)	North Carolina, South Carolina, Tennessee, Florida, Georgia and Kentucky

Investor Relations Contact:
Ryan Sheplee
(703) 956-4243
ir@nvrinc.com